AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 11th day of November, 2013, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended June 15, 2009, (the “Agreement”), is entered by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Hodges Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Hodges Small Intrinsic Value Fund and the Hodges Small-Mid Cap Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit H is hereby superseded and replaced with Amended
Exhibit H attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Amended Exhibit H to the Professionally Managed Portfolios
 Transfer Agent Servicing Agreement

Name of Series	Date Added
Hodges Fund
Hodges Small Cap Fund
Hodges Blue Chip 25 Fund
Hodges Equity Income Fund
Hodges Pure Contrarian Fund
Hodges Small Intrinsic Value Fund	on or after 11/11/ 2013
Hodges Small-Mid Cap Fund	on or after 11/11/ 2013

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: 09/01/2009
Shareholder Account Fee (Subject to Minimum)
 No-Load  - $[ ] /account
 Load Fund - $[ ] /account
 Daily Accrual Fund - $[ ] /account
 NSCC Level 3 - $[ ]/account
 Daily Accrual Fund - $[ ]/account
 Closed Account - $[ ]/account

Annual Minimum:  $[ ] per CUSIP

Extraordinary services - quoted separately
Conversion of Shareholder Records – $[ ] per Fund
from U.S. Bancorp – Your current provider may
charge for out-of-pocket costs, time and materials.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
 $[ ] /qualified plan acct (Cap at $[ ]/SSN)
 $[ ] /education IRA acct (Cap at $[ ]/SSN)
 $[ ] /transfer to successor trustee
 $[ ] /participant distribution (Excluding SWPs)
$[ ] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
 $[ ] /outgoing wire transfer
 $[ ] /overnight delivery
 $[ ] /telephone exchange
 $[ ] /return check or ACH
 $[ ] /stop payment
 $  [ ] /research request (For requested items of the
second calendar year [or previous] to the
request)(Cap at $[ ])

System Charges
1.  NSCC Service Interface –  Setup - $[ ] /fund group
  Annual - $[ ] /fund/year
2.  Voice Response Services - $[ ] per call/$[ ] minimum
3.  Asset Allocation Services - $[ ] /account group/year
4.  12b-1 Aging - $[ ] /account/year
5.  Fund Addition - $[ ] each additional CUSIP

Out-of-pocket expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationary, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, AML verification services, data communication and implementation charges, travel, training and all other our-of-pocket expenses.

Activity Charges
Manual Shareholder Transaction   $[ ]/transaction
Omnibus Account Transaction   $[ ]/transaction
Correspondence   $[ ]/item
Telephone Calls  $[ ]/minute
Voice Response Calls $[ ]/call

Additional Services
Above pricing is for standard services.  Available but not included above are the following services – FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor  e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting
Fees are billed monthly.

Advisor’s Signature not required as fees are not changing – only the Hodges Small Intrinsic Value Fund & the Hodges Small-Mid Cap Fund are being added.